EXHIBIT 5

October 22, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

            Re:    Time Warner Inc. Dividend Reinvestment
                   and Stock Purchase Plan
                   Registration Statement on Form S-3
                   ______________________________________

Gentlemen:

     I am an Associate General Counsel and Vice President of Time Warner Inc., a Delaware corporation (the "Company"), and I am delivering this opinion in connection with a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 1,300,766 shares of Common Stock, par value $.01 per share, and associated Rights to Purchase Series A Participating Cumulative Preferred Stock, par value $.10 per share (collectively referred to as the "Common Stock"), of the Company issuable pursuant to the terms of the Time Warner Inc. Dividend Reinvestment and Stock Purchase Plan (the "Plan") and an indeterminate amount of additional shares of Common Stock pursuant to anti-dilution provisions of the Plan.

     I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records of the Company and other instruments as I have deemed necessary for the purpose of this opinion, including (a) the Restated Certificate of Incorporation, as amended, and By-laws of the Company, (b) the Plan, (c) resolutions adopted by the Board of Directors of the Company and (d) the Registration Statement and Prospectus included as part thereof.

     Based upon the foregoing, I am of the opinion that the shares of Common Stock issuable pursuant to the terms of the Plan have been duly authorized and, when sold pursuant to the terms of the Plan, will be duly and validly issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                  Very truly yours,


                                  Thomas W. McEnerney